Exhibit 10.2.2
AMENDMENT NO. 3
TRINITY INDUSTRIES, INC.
DIRECTORS’ RETIREMENT PLAN
     Pursuant to the provisions of Section 12 thereof, the Trinity Industries, Inc. Directors’ Retirement Plan (the “Plan”) is hereby amended effective as of December 15, 2005 in the following respects only:
     FIRST: A new Section 13 is added as follows:
     13. Notwithstanding anything in this Plan to the contrary, the interest in this Plan of each member of the Board of Directors as of December 15, 2005 who is not an employee of the Company and who has served as a director for ten or more years as of December 15, 2005 shall be terminated as of December 15, 2005 and each such director shall be paid before December 31, 2005 a lump sum as hereinafter provided. The lump sum payment shall be calculated by first determining an annual retainer projection by increasing the annual retainer in effect on December 15, 2005 of $40,000 by 4% for each year remaining between December 15, 2005 and May 15 of the year following such director’s 72 nd birthday (the “Projected Annual Retainer Factor”) and second, discounting ten years of payments of the Projected Annual Retainer back to December 15, 2005 using a present value discount factor of 5%.
     SECOND: A new Section 14 is added as follows:
     14. Notwithstanding anything in this Plan to the contrary, the interest in this Plan of each member of the Board of Directors as of December 15, 2005 who was elected to the Board prior to August 9, 2005, who is not an employee of the Company, and who has served on the Board less than ten years as of December 15, 2005 and therefore not 100% vested pursuant to Section 3 of this Plan (the “Remaining Directors”), shall be terminated and paid a lump sum on the earlier to occur of retirement, death, a Change of Control as defined by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), or after ten full years of service on the Board (the “Date of Calculation”) based on the vesting schedule as provide in Section 3 as of the Date of Calculation. The lump sum payment shall be calculated by first determining the Projected Annual Retainer; second, determining the vesting percentage as provided in Section 3 of this Plan; and third, discounting the ten years of payments of the Projected Annual Retainer back to the Date of Calculation, using a present value discount factor of 5%. Upon a Change of Control as defined by Section 409A of the Code, the Remaining Directors shall become 100% vested.
     THIRD: In all other respects, the terms of the Plan are ratified and confirmed.

     IN WITNESS WHEREOF, this Amendment has been executed as of this 7th day of December, 2005.

TRINITY INDUSTRIES, INC.

BY:

Vice President and Corporate Secretary